Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Micah Goodman, Jerome S. Baglien and Michael E. McTiernan the undersigned’s true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney can only be revoked by delivering a signed, original “Revocation of Power of Attorney” to the attorneys-in-fact.

In accordance with Item 302(b)(2) of Regulation S-T, my signature below confirms that, when I use an electronic signature as permitted by Item 302(b)(1) of Regulation S-T with respect to any registration statement, report or other document filed with the U.S. Securities and Exchange Commission (the “SEC”), whether in my capacity as an officer or director of FBRED-C Feeder REIT Trust (the “Company”), as an attorney-in-fact, or in my individual capacity, such electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing for which it is provided.

I understand that the Company will retain this signature and furnish it to the SEC or its staff, upon their request.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of October, 2025.

/s/ Richard Byrne
Name: Richard Byrne
Title: Trustee